Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545                                                                                          2228 South Fraser Street

Fax (303) 369-9384                                                                                                                                   Unit I

Email  larryodonnellcpa@comcast.net                                                                     Aurora, Colorado    80014

www.larryodonnellcpa.com

January 7, 2011

SECURITIES AND EXCHANGE COMMISSION

Division of Corporation Finance

100 F Street, N.E., Mail Stop 7010

Washington, D.C. 20549

Re:  IBI Acquisitions, Inc

Ladies and Gentlemen:

I have read the statements made by IBI Acquisitions, Inc., which were provided to me and which I understand will be filed with the Securities and Exchange Commission pursuant to Item 4.01 of its Form 8-K/A, regarding the change in certifying accountant.  I agree with the statements concerning our firm in such Amended Current Report on Form 8-K/A.  I have no basis to agree or disagree with other statements made under Item 4.01.

I hereby consent to the filing of the letter as an exhibit to the foregoing report on Form 8-K/A.

Yours very truly,

/s/ Larry O’Donnell, CPA, PC